Exhibit 99.1

PRESS RELEASE

Contacts:
Yvette Rudich (Media)	Kathy Guinnessey (Investors/Analysts)
Rudichy@dnb.com	Guinnesseyk@dnb.com
973.921.5986	973.921.5665

D&B Reports Strong 2004 Results; Expects Continued Strength in 2005

•	2004 EPS Up 17% Before Non-Core Gains and Charges, GAAP EPS Up 26%

•	2004 Core Revenue Up 10%, Up 8% Before Foreign Exchange Including 7% Organic Growth

•	2004 Total Revenue Up 2% on a GAAP Basis, Down 1% Before Foreign Exchange Due to the Impact of Divested International Businesses

•	2004 Free Cash Flow Up 16%

•	Outlines Plans to Create $70 to $80 Million of Financial Flexibility in 2005

•	Announces $400 Million Two-Year Share Repurchase Program

Short Hills, NJ – February 3, 2005 — D&B (NYSE: DNB), the leading provider of global business information, tools and business insight, today reported results for the fourth quarter and full year 2004.

“Our performance in 2004 reflects strong organic revenue and free cash flow growth and another year of double-digit earnings growth,” said Steve Alesio, President and Chief Executive Officer of D&B. “We achieved these results by leveraging the three foundational elements of our Blueprint strategy: a Brand that offers customers a compelling value proposition, a Flexible Business Model that provides us with funds to invest for growth, and our Winning Culture that develops the leadership potential of our team members. With this strong foundation, I am confident 2005 will be another successful year for D&B.”

PRESS RELEASE

Fourth Quarter 2004 Results

Diluted earnings per share before non-core gains and charges for the quarter ended December 31, 2004, were $1.12, up 14 percent from $0.98 in the prior year quarter. On a GAAP basis, diluted earnings per share were $1.04, up 6 percent from $0.98 in the prior year quarter.

See attached Schedule 3 for a reconciliation of earnings per share before non-core gains and charges to earnings per share on a GAAP basis.

Core revenue for the quarter was $381.7 million, up 8 percent compared with the prior year quarter. Core revenue was up 6 percent before the effect of foreign exchange with all of the increase due to organic growth.

Core revenue results for the 2004 fourth quarter reflected the following by product line:

•	Risk Management Solutions revenue of $228.2 million, up 9 percent (up 6 percent before the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $127.2 million, up 6 percent (up 5 percent before the effect of foreign exchange);

•	Supply Management Solutions revenue of $12.3 million, down 18 percent (down 19 percent before the effect of foreign exchange); and

•	E-Business Solutions revenue of $14.0 million represented the results of Hoover’s, Inc., up 39 percent (including 31 points of growth before the effect of purchase accounting on 2003 results).

See attached Schedules 4 and 5 for additional detail.

PRESS RELEASE

Total revenue for the fourth quarter was $387.5 million, down 4 percent (down 6 percent before the effect of foreign exchange) compared with the prior year quarter revenue of $404.4 million. This decline was due to the impact of the divested international businesses that had revenue of $5.8 million and $49.7 million in the fourth quarters of 2004 and 2003, respectively.

See attached Schedule 6 for a detailed reconciliation of international total revenue to international core revenue by quarter.

Operating income for the fourth quarter was $126.9 million, up 5 percent from the year ago period, before non-core gains and charges in both years. Strong growth in North America was partially offset by a decline in operating income in the International segment and investments in both re-engineering and Sarbanes-Oxley requirements. On a GAAP basis, operating income was $115.8 million, down 4 percent from the year ago period.

See attached Schedule 3 for additional detail.

Net income for the quarter was $80.5 million, up 10 percent from $73.5 million in the prior year period, before non-core gains and charges in both years. On a GAAP basis, net income was $75.0 million, up 2 percent compared with $73.5 million in the prior year period.

See attached Schedule 3 for additional detail.

Fourth Quarter 2004 Segment Results

North America

Total and core revenue for the fourth quarter was $294.6 million, up 7 percent from $275.1 million in the prior year period, all of which was organic.

PRESS RELEASE

North America’s 2004 fourth quarter total and core revenue results included:

•	$160.0 million from Risk Management Solutions, up 7 percent;

•	$110.1 million from Sales & Marketing Solutions, up 8 percent;

•	$10.6 million from Supply Management Solutions, down 21 percent; and

•	$13.9 million from E-Business Solutions, which represents the results of Hoover’s, Inc., up 38 percent (including 31 points of growth before the effect of purchase accounting on 2003 results).

See attached Schedules 4 and 5 for additional detail.

Operating income for the quarter was $122.4 million, up 16 percent from the prior year quarter. Improvement in revenue in the North America segment and the benefits of the Company’s financial flexibility program contributed to the increase.

International

Core Revenue for the fourth quarter was $87.1 million, up 9 percent (up 1 percent before the effect of foreign exchange) from $79.6 million in the prior year quarter.

International’s 2004 fourth quarter core revenue results included:

•	$68.2 million from Risk Management Solutions, up 12 percent (up 4 percent before the effect of foreign exchange);

•	$17.1 million from Sales & Marketing Solutions, down 1 percent (down 9 percent before the effect of foreign exchange); and

•	$1.7 million from Supply Management Solutions, up 13 percent (up 3 percent before the effect of foreign exchange).

See attached Schedules 4 and 5 for additional detail.

PRESS RELEASE

Total revenue for the fourth quarter was $92.9 million, down 28 percent (down 33 percent before the effect of foreign exchange) compared with prior quarter revenue of $129.3 million. This decline was due to the impact of the divested international businesses that had revenue of $5.8 million and $49.7 million in the fourth quarters of 2004 and 2003, respectively.

See attached Schedule 6 for a detailed reconciliation of international total revenue to international core revenue by quarter.

Operating income for the quarter was $24.9 million, a decrease of 21 percent from the prior year quarter. This decrease was due to the impact of the divested businesses, primarily France and Iberia, and slower revenue growth in the 2004 quarter.

Full Year Results

Diluted earnings per share before non-core gains and charges for 2004 were $2.98, up 17 percent from the year ago period. On a GAAP basis, the Company reported 2004 diluted earnings per share of $2.90, up 26 percent from the year ago period.

See attached Schedule 3 for additional detail.

Core revenue for the year was $1.335 billion, up 10 percent (up 8 percent before the effect of foreign exchange) over the same period last year.

Core revenue results for full year 2004 reflected the following by product line:

•	Risk Management Solutions revenue of $882.0 million, up 10 percent (up 7 percent before the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $368.2 million, up 8 percent (up 6 percent before the effect of foreign exchange);

PRESS RELEASE

•	Supply Management Solutions revenue of $34.3 million, down 10 percent (down 11 percent before the effect of foreign exchange); and

•	E-Business Solutions revenue of $50 million represented the results of Hoover’s, Inc., up 72 percent (including 52 points of growth before the effect of purchase accounting on 2003 results).

See attached Schedules 4 and 5 for additional detail.

Total revenue for 2004 was $1.414 billion, up 2 percent (down 1 percent before the effect of foreign exchange) compared with prior year revenue of $1.386 billion. This decline was due to the impact of the divested international businesses that had revenue of $79.5 million and $172.7 million in 2004 and 2003, respectively.

See Schedule 6 for a detailed reconciliation of international total revenue to international core revenue by quarter.

Operating income was $350.8 million for the full year, up 9 percent from 2003, before non-core charges in both periods, with contributions from both the North America and International segments. On a GAAP basis, operating income for 2004 was $318.8 million, up 9 percent from the year ago period. GAAP results include $32.0 million of non-core charges in 2004 and $31.2 million of non-core charges in 2003.

See attached Schedule 3 for additional detail.

Net income for the year was $217.7 million, up 13 percent from the prior year period, before non-core gains and charges in both years. On a GAAP basis, net income was $211.8 million, up 21 percent from the prior year period.

See attached Schedule 3 for additional detail.

PRESS RELEASE

Free cash flow, defined as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles, was $239 million for 2004. Free cash flow was up 16 percent from 2003.

Net cash flow provided by operating activities for 2004 was $268 million, up 14 percent.

The Company ended the year with $253 million of cash and cash equivalents.

Web revenue was 82 percent at the end of the fourth quarter of 2004. This was up from 81 percent at the end of the third quarter 2004 and 76 percent at the end of 2003.

Full Year Segment Results

North America

Total and core revenue for 2004 was $1.038 billion, up 8 percent year over year, reflecting all organic growth during the quarter.

North America’s full year 2004 total and core revenue results included:

•	$639.7 million from Risk Management Solutions, up 6 percent;

•	$318.9 million from Sales & Marketing Solutions, up 8 percent;

•	$29.8 million from Supply Management Solutions, down 11 percent; and

•	$49.9 million from E-Business Solutions, which represents the results of Hoover’s, Inc., up 72 percent (including 52 points of growth before the effect of purchase accounting on 2003 results).

See attached Schedules 4 and 5 for additional detail.

Operating income for 2004 was $365.3 million, up 11 percent over last year. This improvement was primarily due to the increase in revenue.

PRESS RELEASE

International

Core revenue for 2004, which excludes revenue generated from the divested businesses, was $296.2 million, up 17 percent (up 7 percent before the effect of foreign exchange) from the same period last year.

International’s 2004 full year core revenue results included:

•	$242.3 million from Risk Management Solutions, up 21 percent (up 10 percent before the effect of foreign exchange);

•	$49.3 million from Sales & Marketing Solutions, up 2 percent (down 7 percent before the effect of foreign exchange); and

•	$4.5 million from Supply Management Solutions, flat (down 9 percent before the effect of foreign exchange).

See attached Schedules 4 and 5 for additional detail.

Total revenue for 2004 was $375.7 million, down 12 percent (down 20 percent before the effect of foreign exchange) compared with prior year revenue of $426.3 million. This decline was due to the impact of the divested international businesses that had revenue of $79.5 million and $172.7 million in 2004 and 2003, respectively.

See Schedule 6 for a detailed reconciliation of international total revenue to international core revenue by quarter.

Operating income for the year was $64.3 million, up 8 percent from the year ago period, primarily due to a lower expense base associated with the Company’s financial flexibility program.

PRESS RELEASE

Financial Flexibility Initiatives

An integral component of the Company’s Blueprint for Growth strategy is creating financial flexibility to fund investments for growth and create shareholder value through its process of continuous re-engineering. Additional information on the Company’s financially flexible business model can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, under the section titled “Item 1. Business - Our Aspiration and Our Strategy - Create Financial Flexibility.”

In 2005, the Company will continue to implement its flexible business model through the following:

•	Improving operating efficiency with a focus on evaluating opportunities in the Company’s International segment, and

•	Leveraging current outsourcing partners and vendors to drive quality and cost efficiencies primarily in the area of technology.

On an annualized basis, these actions are expected to create $70 million to $80 million of financial flexibility, of which approximately $50 million will be generated in 2005. To implement these initiatives, D&B expects to incur transition costs of approximately $20 million to $22 million. In addition, the Company expects to incur non-core charges totaling $30 million to $35 million pre-tax, primarily for severance and termination costs in 2005.

As a result of these re-engineering initiatives, the Company expects approximately 400 positions will be eliminated globally. The Company anticipates that some team members will transition out of the business, others will move into new roles within D&B and some impacted positions will be eliminated through the normal course of attrition.

D&B will provide professional and personal support through on-site outplacement services and severance and benefits packages. In addition, the Company will work closely with team members to explore any available opportunities to re-deploy team members into other areas within D&B.

PRESS RELEASE

“Financial flexibility continues to be an important contributor to the success of our Blueprint for Growth strategy. This process has enabled D&B to improve the performance of our business in terms of quality and cost, while providing funds to invest for growth,” said Alesio.

New $400 Million Two Year Share Repurchase Program

The Company announced today that its Board of Directors has authorized a new $400 million two-year share repurchase program. This program is in addition to the Company’s existing repurchase program to offset the dilutive effect of shares issued under employee benefit plans. The Company expects that the share repurchase program will be funded from cash on hand and executed evenly over the two-year period.

Update on Tax Matters

The Company has previously reported in its SEC filings that it has three pending tax matters. As part of its ongoing efforts to resolve these matters, the Company settled the matter referred to as “Utilization of Capital Losses - 1989-1990” in its third quarter 2004 Form 10-Q. In connection with the settlement, the Company incurred a one-time, non-core charge for taxes of $4.5 million in the fourth quarter of 2004. This charge reflects the Company’s current expectation to make a payment of approximately $17 million in 2005 in connection with this settlement.

Non-Core Gains and Charges

During the fourth quarter of 2004, the Company recorded net pre-tax, non-core gains of $2.3 million and a non-core charge for taxes of $4.5 million (referenced above). The non-core charges in the fourth quarter of 2004 included a pre-tax, non-core charge of $11.1 million related to financial flexibility initiatives, recorded within operating income as Corporate and Other Expense. Additionally, the Company recorded a pre-tax, non-core gain of $13.4 million within Non-Operating Income (Expense)-Net, related to the sale of the Company’s operations in Iberia and France. There were no non-core gains or charges in the fourth quarter of 2003.

PRESS RELEASE

For the full year, the Company recorded net pre-tax, non-core charges of $1.7 million and $24.2 million in 2004 and 2003, respectively, and the non-core charge for taxes of $4.5 million (referenced above). The non-core gains and charges for the full year of 2004 included a pre-tax, non-core charge of $32.0 million related to financial flexibility initiatives, recorded within operating income as Corporate and Other Expense. The Company also recorded pre-tax, non-core gains of $30.3 million, recorded as Non-Operating Income (Expense)-Net, related to the sale of D&B’s operations in the Nordic region, India, Central Europe, Iberia and France.

The non-core gains and charges for the full year of 2003 included a pre-tax, non-core charge of $17.4 million related to financial flexibility initiatives and $13.8 million related to the monetization of real estate, and were recorded within operating income as Corporate and Other Expense. Additionally, the Company recorded a pre-tax, non-core gain of $7.0 million within Non-Operating Income (Expense)-Net, the result of an insurance recovery related to the events of September 11, 2001.

D&B’s restructuring charges may be viewed as recurring as they are part of its financial flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because they are not a component of its ongoing income or expenses and may have a disproportionately positive or negative impact on the results of its ongoing underlying business operations. For additional information, see section titled “Use of Non-GAAP Financial Measures”, below.

Full Year 2005 Outlook

The Company provided the following guidance for 2005, which includes the impact of expensing stock options:

•	Core revenue growth of 6 percent to 8 percent, before the effect of foreign exchange;

•	Operating income growth, before non-core gains and charges of 11 percent to 14 percent;

PRESS RELEASE

•	Full year diluted EPS of $3.39 to $3.49, before non-core gains and charges representing 14 percent to 17 percent growth. This guidance includes the effect of the new share repurchase program;

•	Free cash flow of $265 million to $280 million, before the impact of any payments made in connection with the Company’s legacy tax matters. Free cash flow in 2004 was $239 million;

•	Tax rate, before non-core gains and charges of 36 percent to 37 percent.

D&B will expense stock options beginning in the third quarter of 2005. The annualized expense for stock options in 2005 is expected to be approximately $16 million and therefore, the Company will record an expense of approximately $8 million in the second half of 2005, or approximately $0.07 per share, related to the expensing of stock options. This $0.07 per share is included in the guidance outlined above.

D&B does not provide revenue growth guidance on a GAAP basis because D&B is unable to predict the future movement of foreign exchange rates. Additionally, the Company does not provide EPS guidance, operating income growth or tax rate guidance on a GAAP basis because the Company is unable to predict the future impact of non-core gains and charges, such as restructuring charges, which are a component of these measures on a GAAP basis. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions. The impact of these charges could be material to D&B’s results computed in accordance with GAAP.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the Schedules attached. D&B reports core revenue and core revenue growth before the effects of foreign exchange. Additionally, the Company reports organic revenue growth and each of operating income, operating margin, net income, diluted earnings per share and tax rate (defined as Provision for Income Taxes divided by Income before Provision for Income Taxes ) before non-core gains and charges, and free cash flow. See the Company’s Form 8-K filed July 19, 2004 with the SEC for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors.

PRESS RELEASE

Fourth-Quarter and Full Year 2004 Teleconference

D&B will review its fourth quarter and full year financial results as well as its 2005 outlook, in a conference call with the investment community on Friday, February 4, 2005, at 10 a.m. ET. Live audio, as well as a replay of the conference call and other related information, will be accessible on D&B’s Investor Relations Web site at http://investor.dnb.com. The Company will refer to Schedule 6, attached to this document, during the conference call.

**************

About D&B

D&B (NYSE: DNB), the leading provider of global business information, tools, and insight, has enabled customers to Decide with Confidence for over 160 years. D&B’s proprietary DUNSRight ™ quality process provides customers with quality information whenever and wherever they need it. This quality information is the foundation of D&B’s solutions that customers rely on to make critical business decisions. Customers use D&B Risk Management Solutions to mitigate risk, increase cash flow and drive increased profitability, D&B Sales & Marketing Solutions to increase revenue from new and existing customers, and D&B Supply Management Solutions to identify purchasing savings, manage risk and ensure compliance within the supply base. D&B’s E-Business Solutions help customers convert prospects to clients faster. For more information, please visit www.dnb.com.

**************

Forward-Looking and Cautionary Statements

The section titled “Full Year 2005 Outlook” of this press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

PRESS RELEASE

Demand for D&B’s products is subject to intense competition, changes in customer preferences and, to a lesser extent, economic conditions which impact customer behavior. The Company’s results are also dependent upon its continued ability to:

•	reallocate expenses to invest for growth through its financial flexibility program while maintaining employee satisfaction;

•	accurately forecast cost increases associated with increasing revenue growth;

•	manage increasing regulatory requirements, such as those of Sarbanes-Oxley;

•	invest in its database and maintain its reputation for providing reliable data;

•	execute on its plan to improve the business model of its International segment and thereby improve its global data quality while realizing improved financial performance in that segment;

•	rely on its customers’ belief in the value of the DUNSRight TM quality process as a key driver of revenue growth;

•	protect against damage or interruptions affecting its database or its data centers; and

•	develop new products or enhance existing ones to meet customer needs.

In addition:

•	the Company’s ability to repurchase shares is subject to market conditions, including trading volume in the Company’s stock;

•	the Company’s projection for free cash flow in 2005 is dependent upon the Company’s ability to generate revenue, the Company’s collection processes, customer payment patterns and the amount and timing of payments related to proceedings involving the Company, as more fully described in the Company’s filings with the SEC. See the Company’s Form 10-Q for the quarter ended September 30, 2004, “Note 7- Contingencies”, for a more detailed description of these payment obligations;

PRESS RELEASE

•	the amount of the Company’s estimate for the payment of the settlement of the legacy tax matter described above is dependent on the final amount of interest to be assessed by the IRS in connection with the settlement and the other parties having a contractual obligation to pay a portion of this liability paying their allocable share on a timely basis; and

•	the Company’s results, including operating income, are also subject to the effects of foreign economies, exchange rate fluctuations and U.S. and foreign legislative or regulatory requirements, and the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard setting bodies.

Developments in any of these areas could cause actual results to differ materially from those that have been or may be projected.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including the section titled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A),” and the subsection titled “Trends, Risks and Uncertainties” in the MD&A. Copies of the Company’s Annual Report on Form 10-K are available on its web site at www.dnb.com and on the SEC’s web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and does not undertake any obligation to update any forward-looking statements.

###

Schedule 1

The Dun & Bradstreet Corporation
Consolidated Statement of Operations (unaudited) - As Reported

				Effects of					Effects of
	Quarter Ended		AFX	Foreign	BFX	Year-to-Date		AFX	Foreign	BFX
	December 31,		% Change	Exchange	% Change	December 31,		% Change	Exchange	% Change
Amounts in millions, except per share data	2004	2003	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2004	2003	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Revenue:
North America	$294.6	$275.1	7%	0%	7%	$1,038.3	$960.1	8%	0%	8%
International	87.1	79.6	9%	8%	1%	296.2	253.6	17%	10%	7%

Core Revenue	381.7	354.7	8%	2%	6%	1,334.5	1,213.7	10%	2%	8%
Divested Businesses (1)	5.8	49.7	N/M	N/M	N/M	79.5	172.7	(54)%	4%	(58)%

Total Revenue	$387.5	$404.4	(4)%	2%	(6)%	$1,414.0	$1,386.4	2%	3%	(1)%

Operating Income (Loss):
North America	$122.4	$105.9	16%			$365.3	$329.9	11%
International	24.9	31.4	(21)%			64.3	59.9	8%

Total Divisions	147.3	137.3	7%			429.6	389.8	10%
Corporate and Other (2)	(31.5)	(16.3)	(94)%			(110.8)	(98.0)	(13)%

Operating Income	115.8	121.0	(4)%			318.8	291.8	9%

Interest Income	2.4	1.5	64%			8.4	4.2	N/M
Interest Expense	(4.4)	(4.6)	3%			(18.9)	(18.6)	(2)%
Other Income (Expense) - Net (3)	13.1	.1	N/M			32.5	3.0	N/M

Non-Operating Income (Expense) - Net	11.1	(3.0)	N/M			22.0	(11.4)	N/M

Income before Provision for Income Taxes	126.9	118.0	8%			340.8	280.4	22%
Provision for Income Taxes	51.8	44.9	(15)%			129.2	106.2	(22)%
Equity in Net Income (Loss) of Affiliates	(.1)	.4	N/M			.2	.3	(35)%

Net Income (4)	$75.0	$73.5	2%			$211.8	$174.5	21%

Basic Earnings Per Share of Common Stock	$1.09	$1.01	8%			$3.01	$2.37	27%

Diluted Earnings Per Share of Common Stock (5)	$1.04	$.98	6%			$2.90	$2.30	26%

Weighted Average Number of Shares Outstanding:
Basic	69.1	72.5	5%			70.4	73.5	4%

Diluted	71.9	75.3	5%			73.1	75.8	4%

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 2

The Dun & Bradstreet Corporation
Consolidated Statement of Operations (unaudited) - Before Non-Core Gains and Charges

	Quarter Ended			Effects of		Year-to-Date			Effects of
	December 31,		AFX	Foreign	BFX	December 31,		AFX	Foreign	BFX
			% Change	Exchange	% Change			% Change	Exchange	% Change
Amounts in millions, except per share data	2004	2003	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2004	2003	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Revenue:
North America	$294.6	$275.1	7%	0%	7%	$1,038.3	$960.1	8%	0%	8%
International	87.1	79.6	9%	8%	1%	296.2	253.6	17%	10%	7%

Core Revenue	381.7	354.7	8%	2%	6%	1,334.5	1,213.7	10%	2%	8%
Divested Businesses (1)	5.8	49.7	N/M	N/M	N/M	79.5	172.7	(54)%	4%	(58)%

Total Revenue	$387.5	$404.4	(4)%	2%	(6)%	$1,414.0	$1,386.4	2%	3%	(1)%

Operating Income (Loss):
North America	$122.4	$105.9	16%			$365.3	$329.9	11%
International	24.9	31.4	(21)%			64.3	59.9	8%

Total Divisions	147.3	137.3	7%			429.6	389.8	10%
Corporate and Other (2)	(20.4)	(16.3)	(26)%			(78.8)	(66.8)	(18)%

Operating Income	126.9	121.0	5%			350.8	323.0	9%

Interest Income	2.4	1.5	64%			8.4	4.2	N/M
Interest Expense	(4.4)	(4.6)	3%			(18.9)	(18.6)	(2)%
Other Income (Expense) - Net (3)	(0.3)	0.1	N/M			2.2	(4.0)	N/M

Non-Operating Income (Expense) - Net	(2.3)	(3.0)	21%			(8.3)	(18.4)	55%

Income before Provision for Income Taxes	124.6	118.0	6%			342.5	304.6	13%
Provision for Income Taxes	44.0	44.9	2%			125.0	112.0	(12)%
Equity in Net Income (Loss) of Affiliates	(.1)	.4	N/M			.2	0.3	(35)%

Net Income (4)	$80.5	$73.5	10%			$217.7	$192.9	13%

Basic Earnings Per Share of Common Stock	$1.17	$1.01	16%			$3.09	$2.62	18%

Diluted Earnings Per Share of Common Stock (5)	$1.12	$.98	14%			$2.98	$2.54	17%

Weighted Average Number of Shares Outstanding:
Basic	69.1	72.5	5%			70.4	73.5	4%

Diluted	71.9	75.3	5%			73.1	75.8	4%

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

AFX - After Effects of Foreign Exchange
BFX - Before Effects of Foreign Exchange

Non-Core Gains and Charges - For internal management purposes, we treat certain pre-tax gains and charges which are included in “Corporate and Other” and “Other Income (Expense) — Net” as non-core gains and charges. These non-core gains and charges are summarized in Schedule 3. We exclude non-core gains and charges when evaluating our financial performance because they are not a component of our ongoing income or expense and may have a disproportional positive or negative impact on the results of our ongoing underlying business operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 3

The Dun & Bradstreet Corporation
Notes to Schedules 1 and 2 (unaudited)

(1)	2004 includes revenues from the Company’s operations in France, lberia (Spain and Portugal), Nordic (Sweden, Denmark, Norway and Finland), Germany, Austria, Switzerland, Poland, Hungary, the Czech Republic, India and Distribution Channels in Pakistan and the Middle East and 2003 includes revenues from the Company’s operations in Israel, France, lberia (Spain and Portugal), Nordic, Germany, Austria, Switzerland, Poland, Hungary, the Czech Republic, India and Distribution Channels in Pakistan and the Middle East.

(2)	The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	December 31,			December 31,
			% Change			% Change
Amounts in millions	2004	2003	Fav/(Unfav)	2004	2003	Fav/(Unfav)
Corporate and Other - As Reported (Schedule 1)	$(31.5)	$(16.3)	(94)%	$(110.8)	$(98.0)	(13)%

Restructuring Charge	(11.1)	—	N/M	(32.0)	(17.4)	N/M
Loss on Sale of Building in High Wycombe, England	—	—	N/M	—	(13.8)	N/M

Corporate and Other - Before Non-Core Gains and Charges (Schedule 2)	$(20.4)	$(16.3)	(26)%	$(78.8)	$(66.8)	(18)%

(3)	The following table reconciles Other Income (Expense)-Net included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	December 31,			December 31,
			% Change			% Change
Amounts in millions	2004	2003	Fav/(Unfav)	2004	2003	Fav/(Unfav)
Other Income (Expense)-Net - As Reported (Schedule 1)	$13.1	$.1	N/M	$32.5	$3.0	N/M

Gain on Sales of Operations in Nordic (Sweden, Denmark, Norway and Finland)	—	—	N/M	7.9	—	N/M
Gain on Sales of Operations in India and Distribution Channels in Pakistan and the Middle East	—	—	N/M	3.8	—	N/M
Gain on Sales of Operations in Germany, Austria, Switzerland, Poland, Hungary and Czech Republic	—	—	N/M	5.6	—	N/M
Gain on Sale of Operations in France	12.9	—	N/M	12.9	—	N/M
Gain (Loss) on Sales of Operations in lberia (Spain and Portugal)	.5	—	N/M	.1	—	N/M
Insurance Recovery related to World Trade Center Tragedy	—	—	N/M	—	7.0	N/M

Other Income (Expense)-Net - Before Non-Core Gains and Charges (Schedule 2)	$(.3)	$.1	N/M	$2.2	$(4.0)	N/M

Schedule 3

The Dun & Bradstreet Corporation
Notes to Schedules 1 and 2 (unaudited)

(4)	The following table reconciles Net Income included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	December 31,			December 31,
			% Change			% Change
Amounts in millions	2004	2003	Fav/(Unfav)	2004	2003	Fav/(Unfav)
Net Income - As Reported (Schedule 1)	$75.0	$73.5	2%	$211.8	$174.5	21%

Restructuring Charge	(7.1)	—	N/M	(20.8)	(11.6)	N/M
Gain on Sales of Operations in Nordic (Sweden, Denmark, Norway and Finland)	—	—	N/M	9.6	—	N/M
Gain on Sales of Operations in India and Distribution Channels in Pakistan and the Middle East	—	—	N/M	1.9	—	N/M
Gain on Sales of Operations in Germany, Austria, Switzerland, Poland, Hungary and Czech Republic	—	—	N/M	2.9	—	N/M
Gain on Sale of Operations in France	5.6	—	N/M	5.6	—	N/M
Gain (Loss) on Sales of Operations in lberia (Spain and Portugal)	.5	—	N/M	(.6)	—	N/M
Loss on Sale of Building in High Wycombe, England	—	—	N/M		(11.1)	N/M
Insurance Recovery related to World Trade Center Tragedy	—	—	N/M	—	4.3	N/M
Increase in Tax Legacy Reserve for “Utilization of Capital Losses - 1989-1990”	(4.5)	—	N/M	(4.5)	—	N/M

Net Income - Before Non-Core Gains and Charges (Schedule 2)	$80.5	$73.5	10%	$217.7	$192.9	13%

(5)	The following table reconciles Diluted Earnings Per Share included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	December 31,			December 31,
			% Change			% Change
	2004	2003	Fav/(Unfav)	2004	2003	Fav/(Unfav)
Diluted EPS - As Reported (Schedule 1)	$1.04	$.98	6%	$2.90	$2.30	26%

Restructuring Charge	(.10)	—	N/M	(.28)	(.16)	N/M
Gain on Sales of Operations in Nordic (Sweden, Denmark, Norway and Finland)	—	—	N/M	.13	—	N/M
Gain on Sales of Operations in India and Distribution Channels in Pakistan and the Middle East	—	—	N/M	.02	—	N/M
Gain on Sales of Operations in Germany, Austria, Switzerland, Poland, Hungary and Czech Republic	—	—	N/M	.04	—	N/M
Gain on Sale of Operations in France	.08	—	N/M	.08	—	N/M
Gain (Loss) on Sales of Operations in lberia (Spain and Portugal)	—	—	N/M	(.01)	—	N/M
Loss on Sale of Building in High Wycombe, England	—	—	N/M	—	(.14)	N/M
Insurance Recovery related to World Trade Center Tragedy	—	—	N/M	—	.06	N/M
Increase in Tax Legacy Reserve for “Utilization of Capital Losses - 1989-1990”	(.06)	—	N/M	(.06)	—	N/M

Diluted EPS - Before Non-Core Gains and Charges (Schedule 2)	$1.12	$.98	14%	$2.98	$2.54	17%

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 4

The Dun & Bradstreet Corporation

Supplemental Financial Data (unaudited)

				Effects of					Effects of
	Quarter Ended		AFX	Foreign	BFX	Year-to-Date		AFX	Foreign	BFX
	December 31,		% Change	Exchange	% Change	December 31,		% Change	Exchange	% Change
Amounts in millions	2004	2003	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2004	2003	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Geographic and Product Line Revenue:
North America:
Risk Management Solutions	$160.0	$149.4	7%	0%	7%	$639.7	$603.6	6%	0%	6%
Sales & Marketing Solutions	110.1	102.2	8%	0%	8%	318.9	294.1	8%	0%	8%
Supply Management Solutions	10.6	13.4	(21)%	0%	(21)%	29.8	33.4	(11)%	0%	(11)%
E-Business Solutions	13.9	10.1	38%	0%	38%	49.9	29.0	72%	0%	72%

Core Revenue	294.6	275.1	7%	0%	7%	1,038.3	960.1	8%	0%	8%
Divested Businesses	—	—	0%	0%	0%	—	—	0%	0%	0%

Total North America	294.6	275.1	7%	0%	7%	1,038.3	960.1	8%	0%	8%

International:
Risk Management Solutions	68.2	60.8	12%	8%	4%	242.3	200.7	21%	11%	10%
Sales & Marketing Solutions	17.1	17.2	(1)%	8%	(9)%	49.3	48.3	2%	9%	(7)%
Supply Management Solutions	1.7	1.6	13%	10%	3%	4.5	4.6	0%	9%	(9)%
E-Business Solutions	.1	—	N/M	N/M	N/M	.1	—	N/M	N/M	N/M

Core Revenue	87.1	79.6	9%	8%	1%	296.2	253.6	17%	10%	7%
Divested Businesses	5.8	49.7	(88)%	0%	(88)%	79.5	172.7	(54)%	4%	(58)%

Total International	92.9	129.3	(28)%	5%	(33)%	375.7	426.3	(12)%	8%	(20)%

Total Corporation:
Risk Management Solutions	228.2	210.2	9%	3%	6%	882.0	804.3	10%	3%	7%
Sales & Marketing Solutions	127.2	119.4	6%	1%	5%	368.2	342.4	8%	2%	6%
Supply Management Solutions	12.3	15.0	(18)%	1%	(19)%	34.3	38.0	(10)%	1%	(11)%
E-Business Solutions	14.0	10.1	39%	0%	39%	50.0	29.0	72%	0%	72%

Core Revenue	381.7	354.7	8%	2%	6%	1,334.5	1,213.7	10%	2%	8%
Divested Businesses	5.8	49.7	(88)%	1%	(89)%	79.5	172.7	(54)%	4%	(58)%

Total Revenue	$387.5	$404.4	(4)%	2%	(6)%	$1,414.0	$1,386.4	2%	3%	(1)%

Operating Costs:
Operating Expenses	$97.0	$107.6	10%			$403.9	$433.3	7%
Selling and Administrative Expenses	150.6	158.3	5%			612.0	579.9	(6)%
Depreciation and Amortization	13.0	17.5	26%			47.3	64.0	26%
Restructuring Expense	11.1	—	N/M			32.0	17.4	(84)%

Total Operating Costs	$271.7	$283.4	4%			$1,095.2	$1,094.6	0%

Capital Expenditures	$3.0	$4.0	25%			$12.1	$11.0	(10)%

Additions to Computer Software & Other Intangibles	$6.2	$6.5	5%			$16.7	$19.3	13%

Schedule 4

The Dun & Bradstreet Corporation
Supplemental Financial Data (unaudited)

Amounts in millions	Dec 31, 2004	Sep 30, 2004	Jun 30, 2004	Mar 31, 2004	Dec 31, 2003	Sep 30, 2003	Jun 30, 2003	Mar 31, 2003

Net Debt Position:
Cash and Cash Equivalents (6)	$252.9	$193.8	$217.2	$197.4	$239.0	$199.7	$127.4	$149.3
Notes Payable	—	—	—	—	—	—	—	(.1)
Long-Term Debt	(300.0)	(299.9)	(299.9)	(299.9)	(299.9)	(299.9)	(299.8)	(299.8)

Net Debt	$(47.1)	$(106.1)	$(82.7)	$(102.5)	$(60.9)	$(100.2)	$(172.4)	$(150.6)

(6) In addition to Cash and Cash Equiv. we had the following net (investments) redemptions in Marketable Securities	$6.0	$7.9	$3.0	$(87.7)	$.6	$32.0	$(20.9)	$(7.4)

	Year-To-Date
			% Change
Amounts in millions	Dec 31, 2004	Dec 31, 2003	Fav/(Unfav)

Free Cash Flow:
Net Cash Provided By Operating Activities (As Reported)	$267.6	$235.7	14%
Less:
Capital Expenditures (As Reported)	12.1	11.0	(10)%
Additions to Computer Software & Other Intangibles (As Reported)	16.7	19.3	13%

Free Cash Flow	$238.8	$205.4	16%

	Year Ended	Quarter Ended
	Dec 31, 2004	Dec 31, 2004	Sep 30, 2004	Jun 30, 2004	Mar 31, 2004

Reconciliation of Organic Revenue Growth:
Total Revenue AFX	2%	(4)%	0%	5%	9%
Less: Favorable Effects of Foreign Exchange	3%	2%	2%	4%	4%

Total Revenue BFX	(1)%	(6)%	(2)%	1%	5%
Add: Effect of Divested Businesses BFX	9%	6%	10%	7%	5%

Core Revenue BFX	8%	6%	8%	8%	10%
Less: Acquisition Revenue BFX	1%	0%	0%	0%	3%

Organic Revenue BFX	7%	6%	8%	8%	7%

AFX - After Effects of Foreign Exchange
BFX - Before Effects of Foreign Exchange

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 5

The Dun & Bradstreet Corporation
Revenue Reconciliation and Detail (unaudited)
Quarter and Year Ended December 31, 2004

	Quarter Ended December 31, 2004 vs. 2003							Year-To-Date Ended December 31, 2004 vs. 2003
				Traditional/VAPs as a							Traditional/VAPs as a
	AFX	Effects of	BFX	% of Total Product Line/Core				AFX	Effects of	BFX	% of Total Product Line/Core
	% Change	Foreign	% Change	2004		2003		% Change	Foreign	% Change	2004		2003
Revenue	Fav/(Unfav)	Exchange	Fav/(Unfav)	%Product Line/Core		%Product Line/Core		Fav/(Unfav)	Exchange	Fav/(Unfav)	%Product Line/Core		%Product Line/Core
North America:
Risk Management Solutions:
Traditional	7%	0%	7%	76%	41%	76%	41%	7%	0%	7%	79%	49%	78%	49%
VAPs	7%	0%	7%	24%	13%	24%	13%	3%	0%	3%	21%	13%	22%	14%
Total Risk Management Solutions	7%	0%	7%		54%		54%	6%	0%	6%		62%		63%
Sales & Marketing Solutions:
Traditional	9%	0%	9%	36%	13%	36%	13%	(4)%	0%	(4)%	43%	13%	49%	15%
VAPs	7%	0%	7%	64%	24%	64%	24%	21%	0%	21%	57%	17%	51%	16%
Total Sales & Marketing Solutions	8%	0%	8%		37%		37%	8%	0%	8%		30%		31%
Supply Management Solutions	(21)%	0%	(21)%		4%		5%	(11)%	0%	(11)%		3%		3%
E-Business Solutions	38%	0%	38%		5%		4%	72%	0%	72%		5%		3%
Core Revenue	7%	0%	7%					8%	0%	8%
Divested Businesses	0%	0%	0%					0%	0%	0%
Total North America	7%	0%	7%					8%	0%	8%
International:
Risk Management Solutions:
Traditional	11%	8%	3%	90%	70%	91%	69%	21%	11%	10%	91%	74%	91%	72%
VAPs	25%	9%	16%	10%	8%	9%	7%	23%	9%	14%	9%	8%	9%	7%
Total Risk Management Solutions	12%	8%	4%		78%		76%	21%	11%	10%		82%		79%
Sales & Marketing Solutions:
Traditional	(4)%	8%	(12)%	58%	12%	60%	13%	6%	10%	(4)%	69%	12%	67%	13%
VAPs	2%	7%	(5)%	42%	8%	40%	9%	(6)%	8%	(14)%	31%	5%	33%	6%
Total Sales & Marketing Solutions	(1)%	8%	(9)%		20%		22%	2%	9%	(7)%		17%		19%
Supply Management Solutions	13%	10%	3%		2%		2%	0%	9%	(9)%		1%		2%
E-Business Solutions	N/M	N/M	N/M		0%		0%	N/M	N/M	N/M		0%		0%
Core Revenue	9%	8%	1%					17%	10%	7%
Divested Businesses	(88)%	1%	(89)%					(54)%	4%	(58)%
Total International	(28)%	5%	(33)%					(12)%	8%	(20)%
Total Corporation:
Risk Management Solutions:
Traditional	9%	3%	6%	80%	48%	80%	48%	11%	3%	8%	82%	54%	81%	54%
VAPs	9%	1%	8%	20%	12%	20%	11%	6%	2%	4%	18%	12%	19%	12%
Total Risk Management Solutions	9%	3%	6%		60%		59%	10%	3%	7%		66%		66%
Sales & Marketing Solutions:
Traditional	6%	2%	4%	39%	13%	39%	13%	(2)%	2%	(4)%	47%	13%	51%	14%
VAPs	7%	1%	6%	61%	20%	61%	21%	18%	1%	17%	53%	14%	49%	14%
Total Sales & Marketing Solutions	6%	1%	5%		33%		34%	8%	2%	6%		27%		28%
Supply Management Solutions	(18)%	1%	(19)%		3%		4%	(10)%	1%	(11)%		3%		3%
E-Business Solutions	39%	0%	39%		4%		3%	72%	0%	72%		4%		3%
Core Revenue	8%	2%	6%					10%	2%	8%
Divested Businesses	(88)%	1%	(89)%					(54)%	4%	(58)%
Total Corporation	(4)%	2%	(6)%					2%	3%	(1)%

AFX - After Effects of Foreign Exchange
BFX - Before Effects of Foreign Exchange

Schedule 6

The Dun & Bradstreet Corporation
Effect of 2003 and 2004 Divestitures on International Results (unaudited)

	2004					2003
Amounts in Millions	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year	Row #

International:
Total Revenue *	$92.9	$104.5	$85.4	$92.9	$375.7	$88.2	$105.7	$103.1	$129.3	$426.3	1
Less Divested Businesses:
Israel (August 2003)						0.7	0.6	2.1		3.4	2
Nordic (December 2003)						11.5	12.3	11.9	15.2	50.9	3
India (February 2004)	1.1				1.1	1.2	1.1	1.1	1.1	4.5	4
Central Europe (April 2004)	12.9	10.7			23.6	10.7	12.9	12.8	15.3	51.7	5
France (October 2004)	9.8	10.8	8.9	3.4	32.9	8.9	10.4	8.2	10.7	38.2	6
lberia (October 2004)	6.8	7.3	5.4	2.4	21.9	5.3	6.3	5.0	7.4	24.0	7

Divested Businesses *	30.6	28.8	14.3	5.8	79.5	38.3	43.6	41.1	49.7	172.7	8

Core Revenue AFX *	$62.3	$75.7	$71.1	$87.1	$296.2	$49.9	$62.1	$62.0	$79.6	$253.6	9

	2004
Reconciliation of Organic Revenue Growth:	Q1	Q2	Q3	Q4	Full Year

International:
Total Revenue AFX	5%	(1)%	(17)%	(28)%	(12)%	10
Add: Effect of Divested Businesses AFX	20%	23%	32%	37%	29%	11

Core Revenue AFX	25%	22%	15%	9%	17%	12
Less: Favorable Effects of Foreign Exchange	15%	12%	8%	8%	10%	13

Core Revenue BFX	10%	10%	7%	1%	7%	14
Less: Acquisition Revenue BFX	5%	1%	0%	0%	2%	15

Organic Revenue Growth BFX	5%	9%	7%	1%	5%	16

* Total Revenue, Divested Business Revenue and Core Revenue for the International segment can be found on Schedule 4.